Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is entered into as of August 7, 2025, by and Flux Power Holdings, Inc., a Nevada corporation (the “Company”), Cleveland Capital, L.P. (the “Purchaser Representative”), and David L. Hill, II on behalf of Hill Innovative Law, LLC (the “Escrow Agent”), with offices at 4140 Roswell Rd. NE Atlanta, GA 30342, who is acting as the Escrow Agent for this transaction. The Company, the Purchaser Representative, and the Escrow Agent may be referred to herein singularly as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Company and Purchasers, as defined below, have entered into that certain Securities Purchase Agreement, dated as of July 18, 2025 (the “Purchase Agreement”), pursuant to which the Company agreed to sell and the Purchaser Representative and the other purchasers named on the purchaser signature page thereto (collectively, the “Purchasers”) have agreed to purchase Pre-Funded Warrants (as defined in the Purchase Agreement) to purchase shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and Common Warrants (as defined in the Purchase Agreement) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (“Private Placement”); and

WHEREAS, the Company and the Purchaser Representative have requested that the Escrow Agent hold proceeds from the sale of the Prefunded Warrants and the Common Warrants (collectively, the “Warrants”), or up to US$5,000,000 (the “Funds”) pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment and Bank Account.

1.1 Purchaser Representative, on behalf of the Purchasers, and Company each hereby appoints Escrow Agent, and Escrow Agent hereby agrees to act as the agent of Purchaser Representative and Company in performing the duties of Escrow Agent provided for herein.

1.2 The Escrow Agent has established a non-interest-bearing attorney escrow bank account insured by the Federal Deposit Insurance Corporation at the branch of the Bank selected by the Escrow Agent, and bearing the following account information:

International (Non-USD):

SWIFT Code:

Recipient Bank Name:

Recipient Bank Address:

Account number:

Credit to or Recipient Name:

Special Instructions or Recipient Reference:

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Domestic:

Beneficiary Bank:

Routing Number:

Beneficiary Account Name:

Account Number:

Beneficiary Address:

(heretofore defined as the “Bank Account”). For this matter, the purposes of the Bank Account are for (a) receiving of the Funds from the Purchasers, (b) the holding of amounts of the Funds (as defined below), and (c) the disbursement of the Funds (as defined below), all as described herein.

2. Deposits to the Bank Account and Escrow Agent.

2.1 The Purchasers will place into escrow the Funds with the Escrow Agent. Immediately upon receipt of the Funds, Escrow Agent shall inform Company that the Funds have been received (“Payment Notice”).

3. Disbursement of the total funds from the Bank Account.

3.1 Release to the Company: Upon the satisfaction of all closing conditions as set out in the Purchase Agreement (as may be amended by the parties thereto) and approval by all necessary regulatory agencies, the Purchaser Representative must provide an executed release notice to the Escrow Agent, indicating, among other things, that all conditions to the closing under the Purchase Agreement have been satisfied (the “Release Notice”, the form of which is attached as Exhibit A). Upon receipt of an executed Release Notice from the Purchaser Representative, the Escrow Agent shall wire the Funds then being held by it less the Escrow Agent’s Fee and any outstanding fees to date incurred by Escrow Agent or wire costs, to the Company pursuant to the Company’s instructions.

3.2 Release to Purchasers: If prior to receipt by the Escrow Agent of the Release Notice, in such event that the Private Placement is not approved by a regulatory agency or the Company did not receive the Requisite Approval (as defined in the Purchase Agreement), the Escrow Agent shall wire the Funds then being held by it less the Escrow Agent’s Fee and any outstanding fees to date incurred by Escrow Agent or wire costs, to the Purchasers pursuant to the schedule provided by the Purchaser Representative. All such fees, if not paid by the Company, shall be paid by the Purchasers on a pro-rata basis based on the Subscription Amount (as defined in the Purchase Agreement).

3.3 If the closing of the Private Placement has not occurred within thirty (30) days of the receipt of the Funds by the Escrow Agent (the “Closing”) (unless extended by written consent of the parties hereto), the Escrow Agent will distribute the Funds to the Purchasers.

3.4 Wire transfers hereunder shall be made pursuant to written instructions provided to the Escrow Agent from, if (i) to the Company, by the Company, or (ii) to the Purchasers, by the Purchaser Representative.

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4. Intentionally Left Blank.

5. Rights, Duties, and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature and that:

5.1 The Escrow Agent shall notify the other parties (or their representatives) hereto of the amount which has cleared the banking system and has been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for the performance by Purchaser Representative or Purchasers, the Company, or their respective agents of their respective obligations under this Agreement.

5.3 The Escrow Agent shall have no duty or responsibility to enforce the collection of any check delivered to it hereunder.

5.4 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Funds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall deposit the Funds, not including the escrow fee, with the court for the resolution of such dispute by final judgment of a court of competent jurisdiction or otherwise.

5.5 The Escrow Agent shall not be liable for any action taken or omitted hereunder or for the misconduct of any employee, agent, or attorney appointed by it, except in the case of its own willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel.

5.6 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Funds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Funds or any part thereof.

5.7 Escrow Agent hereby agrees and covenants with the Purchaser Representative and the Company that it shall perform all of its obligations under this Agreement.

6. Amendment: Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Purchaser Representative, the Company, and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Purchaser Representative and the Company specifying a date when such resignation shall take effect and upon delivery of the Funds to the successor escrow agent designated by the Purchaser Representative and Company in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Purchaser Representative and the Company fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the Funds to the Purchaser Representative, without interest thereon or deduction, except for wire transfer fees, if any. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Funds. Upon its resignation and delivery of the Funds as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. The resigning Escrow Agent shall be entitled to be reimbursed by the Purchasers and the Company for any expenses reasonably incurred in connection with its resignation, transfer of the Funds to a successor escrow agent, or distribution of the Funds pursuant to this Section 6, with the Purchasers paying one-half of such expenses and the Company paying the other one-half of such expenses.

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7. Fees and Expenses. The Escrow Agent is entitled to a fee of $20,000.00, to be paid by the Company within two days of the date of this Agreement. The escrow fee is nonrefundable.

8. Representations and Warranties. Each of the Purchaser Representative and the Company hereby represents and warrants on behalf of the Purchasers and itself, respectively, to the Escrow Agent that:

8.1 The Purchasers and Company have provided the Escrow Agent with their correct Photo ID and identification information, as well as the correct Photo ID and identification information for anyone who is sending funds to the Escrow Account and to whom the funds from the Escrow Account are being sent (or on their respective behaves, including agents, parties in control and holding more than 20% of a respective company (if a Party is a company)).

8.2 No party other than the parties hereto, including the Purchasers, has, or shall have, any lien, claim, or security interest in the Funds or related documents or any part thereof.

8.3 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Funds or related documents or any part thereof.

8.4 All of the information contained in this Agreement is, as of the date hereof, and will be, at the time of any disbursement of the Funds and related documents, true and correct in all material respects.

8.5 The Purchasers and Company understand that the FDIC only insures certain bank accounts up to $250,000. Due to this, depending on the amount held in escrow for this matter and/or an amount already being held in escrow for other matters (the dates (earlier) on which amounts enter the account will determine priority), some or all of the funds could be lost in the event of a banking crisis, economic crisis, or financial problems related to the bank the Escrow Agent is using. Further, hackers could access the Escrow Account, causing the loss of funds. Except for the Escrow Agent’s gross negligence, fraud, or willful misconduct, the Purchasers and Company will hold the Escrow Agent harmless and indemnify the Escrow Agent for any damages related to any aforementioned loss of funds.

8.6 The transactions contemplated by this Agreement do not violate any laws, rules, or regulations, and such party is not acting in an illegal way, including but not limited to fraud, securities fraud, money laundering, and/or terrorist financing. Neither the Company or Purchasers, or their representatives, agents, members, shareholders, or associates are restricted from doing business under the OFAC or by the United States Government or governmental entity.

8.7 There are not, have not been, and will not be brokers or dealers (licensed or not) participating in this transaction; none of the parties hereto are using, have used, or will use a broker or dealer (licensed or not) in relation to this transaction; and there will be no instructions for any part of the Funds to be sent to a broker or dealer (licensed or not). The SEC provides guidance for what a broker or dealer may be as follows: https://www.sec.gov/resources-small-businesses/capital-raising-building-blocks/broker-dealers.

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9. Indemnification and Contribution.

9.1 The Purchasers and the Company (together, the “Indemnitors”) agree to indemnify the Escrow Agent and its officers, directors, members, employees, agents, and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage, and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of any or all of the Indemnitees. Further, the Escrow Agent shall have no responsibility for the legality and/or genuineness of validity of any document or other item deposited with the Escrow Agent, and the Escrow Agent shall be fully protected from the same.

9.2 If the indemnification provided for in Section 9.1 is applicable but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages, and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors or any one of them.

9.3 The provisions of this Section 9 shall survive any termination of this Agreement, whether by the disbursement of the Funds, the resignation of the Escrow Agent, or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Funds pursuant to Section 3, provided that the rights of the Escrow Agent and the obligations of the other parties hereto shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, and the parties consent to, without regard to the conflicts of laws and principles thereof, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Funds shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer. Further, the parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Superior Court of the State of Georgia (the “Georgia Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Georgia Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Georgia Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Georgia Court has been brought in an improper or inconvenient forum.

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12. Notices. All notices required to be given in connection with this Agreement shall be sent by (i) facsimile transmission or email in portable document format (.pdf), (ii) registered or certified mail, return receipt requested, (iii) hand delivery with receipt acknowledged, or (iv) by the Express Mail service offered by the United States Postal Service, and at the following address (or at such other address for a party as shall be specified by notice in the Purchase Agreement or notice may also be provided to their agents by email).

If to the Escrow Agent:

Hill Innovative Law, LLC

Attention: David L. Hill, II, Escrow Agent

Email: colin@hillinnovativelaw.com

4140 Roswell Rd. NE

Atlanta, GA 30342

404-394-4342

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, by electronic signature, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

16. Force Majeure. The escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, pandemics, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of the Escrow Agent.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

Company

Flux Power Holdings, Inc.

By:

Print name and title: _____________________________

Purchaser Representative

Cleveland Capital, L.P.

By:

Print name and title: _____________________________

ESCROW AGENT:

Hill Innovative Law, LLC

By:
David L. Hill, II

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Exhibit A

RELEASE NOTICE

THE UNDERSIGNED, pursuant to the Escrow Agreement, dated as of __________, 2025, among Flux Power Holdings, Inc. (the “Company”), Cleveland Capital, L.P., as the purchaser representative (the “Purchaser Representative”), and Hill Innovative Law, LLC, as Escrow Agent (the “Escrow Agent”), hereby notify the Escrow Agent that each of the conditions precedent to the release of the Funds (as defined in the Escrow Agreement) have been satisfied.

The Purchaser Representative hereby authorizes the Escrow Agent to release Funds being held in escrow hereunder less the Escrow Agent’s Fee and any outstanding legal fees to date incurred by Escrow Agent or wire costs to the Company pursuant to the disbursement schedule attached hereto.

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this ____ day of _________ 2025.

Purchaser Representative

Cleveland Capital, L.P.

By: ____________________________________________

Print name and title:_____________________________